Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Capital Crossing Preferred (the “Company”) for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Nancy E. Coyle, President of the Company and Lonnie Rothbort, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 24, 2008	By: /s/ Nancy E. Coyle Nancy E. Coyle President (Principal Executive Officer)

Date: March 24, 2008	By: /s/ Lonnie Rothbort Lonnie Rothbort Chief Financial Officer (Principal Financial Officer)